Exhibit 99.02
The Hartford Financial Services Group, Inc.
LETTER TO CLIENTS
Offer to Exchange
Any and All of the Outstanding

7.65% Hartford Life, Inc. Debentures due 2027 (CUSIP 416592 AC7)	7.375% Hartford Life, Inc. Senior Notes due 2031 (CUSIP 416592 AE3)
For
The Hartford Financial Services Group, Inc. Senior Notes due 20
And Solicitation of Consents for Amendment of the Related Indenture
THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER      , 2006, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY CONSENT PAYMENT, HOLDERS OF THE HLI NOTES MUST TENDER THEIR HLI NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006, UNLESS EXTENDED BY US WITH RESPECT TO ONE OR BOTH OF THE EXCHANGE OFFERS (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED WITH RESPECT TO ONE OR BOTH OF THE EXCHANGE OFFERS, THE “EARLY CONSENT DATE”).
September      , 2006
To Our Clients:
      We are enclosing a Prospectus and Consent Solicitation Statement, dated                      , 2006 (the “Prospectus”), of The Hartford Financial Services Group, Inc. (“HFSG”), and a related Letter of Transmittal and Consent (the “Letter of Transmittal”), relating to the offer by HFSG to exchange all of the notes of Hartford Life, Inc. (“HLI”) of each series of HLI notes listed above for new HFSG notes (the “exchange offers”), on the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. If you tender the HLI notes, you will, by the act of tendering, be consenting to an amendment to the indenture under which the HLI notes were issued as described in the Prospectus and Letter of Transmittal. HFSG’s obligation to purchase tendered notes is conditioned on, among other things, a valid tender by the holders of notes representing a majority of the aggregate principal amount of each series of HLI notes outstanding. Please see the section of the Prospectus entitled “The Exchange Offers — Conditions to the Exchange Offers and Consent Solicitations” for further details.
      For your convenience, we summarize certain terms of the exchange offers below. This summary is not complete. You should read the Prospectus for a more detailed description of the terms of the exchange offers.
      HFSG is offering to exchange, for each $1,000 principal amount of the HLI notes, $1,000 principal amount of HFSG’s new Senior Notes due 20     , or the “HFSG notes,” and cash that, together with the “equivalent issue price” (as defined below) of the HFSG notes, equals the “total exchange price” (as defined below) for the series of HLI notes tendered. The total exchange price for each series of HLI notes is based on a fixed spread pricing formula described below. The total exchange price for each series of HLI notes includes an early consent payment of $          , which will be paid only to holders who validly tender their HLI notes on or prior to the applicable early consent date and do not validly withdraw their tenders. Holders who validly tender their HLI notes after the applicable early consent date will receive, for each $1,000 principal amount of HLI notes tendered, the total exchange price for that series of HLI notes, which does not include the early consent payment.
Determination of the Total Exchange Price
      The total exchange price for each series of the HLI notes will equal (a) the discounted value (excluding accrued interest), determined in accordance with the formula set forth in Annex A to the Prospectus, of the remaining payments of principal and interest per $1,000 principal amount of such series of HLI notes through their maturity date, using a discount rate equal to the sum of (i) the bid-side yield to maturity on the      % U.S. Treasury Security due 20     (determined as of the “price determination time,” as defined in the Prospectus), which is referred to as the “treasury yield”, plus (ii) the fixed spread listed below minus (b) in the case of HLI notes tendered after the applicable early consent date, $                    . The total exchange price for each series of HLI notes will be rounded to the nearest cent per $1,000 principal amount of such HLI notes.

				Reference
	Outstanding			U.S. Treasury	Fixed Spread
Security	Principal Amount	Maturity Date	Bloomberg Page	Security	(in basis points)

7.65% HLI Debentures due 2027	$250,000,000	June 15, 2027
7.375% HLI Senior Notes due 2031	$400,000,000	March 1, 2031
In addition, holders whose HLI notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the settlement date.
Determination of the Interest Rate on the HFSG Notes
      The interest rate on the HFSG notes will equal (a) the treasury yield plus (b)      % (     basis points) or, if the rate so determined is not an integral increment of 0.05% or 0.125%, the interest rate on the HFSG notes will be rounded down to the nearest increment of 0.05% or 0.125%, as the case may be.
Determination of the Equivalent Issue Price of the HFSG Notes
      The equivalent issue price of the HFSG notes will equal the discounted value of the payments of principal and interest on $1,000 principal amount of the HFSG notes through their maturity date, using a discount rate equal to the sum of (a) the treasury yield, plus (b)      % (     basis points). The equivalent issue price of the HFSG notes will be rounded to the nearest cent per $1,000 principal amount of HFSG notes.
Amount of Cash Payment
      The cash payment for each $1,000 principal amount of each series of HLI notes will be equal to (a) the total exchange price for such HLI notes minus (b) the equivalent issue price of the HFSG notes to be issued in exchange for such HLI notes.
      The total exchange price for each $1,000 principal amount of HLI notes validly tendered and not validly withdrawn on or prior to the applicable early consent date includes an early consent payment of $                    . This early consent payment will be included in the total exchange price that holders receive upon completion of the exchange offers. Holders who tender their HLI notes after the applicable early consent date will not receive the early consent payment and the total exchange price to such holders upon completion of the exchange offers will exclude the early consent payment.
Withdrawal Rights
      You may withdraw tendered HLI notes and revoke consents with respect thereto at any time prior to the applicable early consent date, but not thereafter. A valid withdrawal of tendered HLI notes will also constitute the revocation of the related consent to the proposed amendment to the indenture. You may only revoke your consent by validly withdrawing the tendered HLI notes prior to the applicable early consent date. You may not withdraw tendered HLI notes or revoke consents with respect thereto after the applicable early consent date, even if HFSG otherwise extends the expiration of the exchange offers. If for any reason tendered notes are not accepted for exchange, they will be returned as soon as practicable after the expiration or termination of the exchange offers.
Conditions
      The exchange offers are subject to certain conditions that HFSG may assert or waive. The conditions include, among other things, the condition that HFSG receives valid and unrevoked tenders of at least a majority of the aggregate principal amount outstanding of each series of the HLI notes and the concurrent consummation of the other exchange offer. For additional information, see “The Exchange Offers — Conditions to the Exchange Offers and Consent Solicitations” of the Prospectus.
How to Accept an Offer
      We are the holder of your HLI notes through our account with the Depository Trust Company (“DTC”) . A tender of such HLI notes can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender HLI notes held by us for your account.
      We request instructions as to whether you wish to tender any or all of your HLI notes held by us through our DTC account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.
      We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to tender your HLI notes. You may use the attached form to give your instructions.
      PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR HLI NOTES PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT
To the Participant of The Depository Trust Company:
      The undersigned hereby acknowledge(s) receipt of the Prospectus and Consent Solicitation Statement, dated                     , 2006 (the “Prospectus”), of The Hartford Financial Services Group, Inc. and the related Letter of Transmittal and Consent (the “Letter of Transmittal”) relating to the offer to exchange all of the notes of Hartford Life, Inc. (“HLI”) of each series described in the Prospectus for new notes of The Hartford Financial Services Group, Inc. on the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.
      This will authorize you to tender the undersigned notes and to deliver the undersigned’s consent with respect to the principal amount(s) of HLI notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus.
Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)
Address(es):

Telephone Number(s):

Taxpayer Identification or
Social Security Number(s):

My Account Number With You:

Principal Amount of 7.65% Hartford Life, Inc. Debentures
due 2027 Beneficially Owned:

Principal Amount of 7.65% Hartford Life, Inc. Debentures
due 2027 to Tender and As to Which Consent is Given
(must be an integral multiple of $1,000):

Principal Amount of 7.375% Hartford Life, Inc. Senior Notes
due 2031 Beneficially Owned:

Principal Amount of 7.375% Hartford Life, Inc. Senior Notes
due 2031 to Tender and As to Which Consent is Given
(must be an integral multiple of $1,000):

Date:

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